SIXTH AMENDMENT TO THE DISTRIBUTION AGREEMENT BETWEEN
OLD MUTUAL FUNDS II
AND OLD MUTUAL INVESTMENT PARTNERS DATED JULY 8, 2004

AS AMENDED MARCH 27, 2009

THIS AMENDMENT dated March 27, 2009 to the Distribution Agreement dated July 8, 2004, as amended (the “Distribution Agreement”), by and between Old Mutual Funds II (“OMF II”) and Old Mutual Investment Partners (“OMIP”), shall be as follows:

WHEREAS, effective as of the close of business on March 27, 2009, the Old Mutual Developing Growth Fund was reorganized into the Old Mutual Select Growth Fund; and

WHEREAS, effective as of the close of business on March 27, 2009, the Old Mutual Mid-Cap Fund was reorganized into the Old Mutual TS&W  Mid-Cap Value Fund; and

WHEREAS, effective as of the close of business on March 27, 2009, the Old Mutual Select Growth Fund was reorganized into the Old Mutual Large Cap Growth Fund; and

WHEREAS, effective as of the close of business on March 27, 2009, the Old Mutual Small Cap Fund was reorganized into the Old Mutual TS&W Small Cap Value Fund.

NOW, THEREFORE, the parties agree as follows:

1.           Exhibit A to the Distribution Agreement shall be replaced with the Exhibit A attached hereto.

IN WITNESS WHEREOF, the parties have caused this amendment to be executed by their respective duly authorized officers, to be effective as of the day and year first written above.

OLD MUTUAL FUNDS II

By:	/s/ Robert T. Kelly
Name:	Robert T. Kelly
Title:	Treasurer

OLD MUTUAL INVESTMENT PARTNERS

By:	/s/ Mark E. Black
Name:	Mark E. Black
Title:	Chief Financial Officer

EXHIBIT A TO DISTRIBUTION AGREEMENT
DATED JULY 8, 2004, AS AMENDED, BETWEEN
OLD MUTUAL FUNDS II AND
OLD MUTUAL INVESTMENT PARTNERS

AS AMENDED MARCH 27, 2009

Old Mutual Advantage Growth Fund
Old Mutual Analytic U.S. Long/Short Fund
Old Mutual Barrow Hanley Core Bond Fund
Old Mutual Barrow Hanley Value Fund
Old Mutual Cash Reserves Fund
Old Mutual Columbus Circle Technology and Communications Fund
Old Mutual Discover Value Fund
Old Mutual Dwight High Yield Fund
Old Mutual Dwight Intermediate Fixed Income Fund
Old Mutual Dwight Short Term Fixed Income Fund
Old Mutual Focused Fund
Old Mutual Growth Fund
Old Mutual Heitman REIT Fund
Old Mutual Large Cap Growth Fund
Old Mutual Strategic Small Company Fund
Old Mutual TS&W Mid-Cap Value Fund
Old Mutual TS&W Small Cap Value Fund